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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): AUGUST 15, 2001
                                                   ----------------------------

                                OPEN MARKET, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

              0-28436                                    04-3214536
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(Commission File Number)                      (IRS Employer Identification No.)

ONE WAYSIDE ROAD, BURLINGTON, MASSACHUSETTS                         01803
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(Address of Principal Executive Offices)                          (Zip Code)

                                 (781) 359-3000
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               Registrant's Telephone Number, Including Area Code

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

         On August 15, 2001, Open Market, Inc., a Delaware corporation (the "Registrant"), entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") by and among the Registrant, divine, inc., a Delaware corporation ("divine"), and DI1 Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of divine (the "Merger Sub"), pursuant to which the Registrant agreed to be acquired by divine. Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Registrant (the "Merger"), with the Registrant to survive the Merger as a wholly-owned subsidiary of divine. In the Merger, each outstanding share of the Registrant's Common Stock will be converted into the right to receive that number of shares of divine's Class A common stock obtained by dividing
(1) 44,285,714 by (2) the total number of shares of the Registrant's Common Stock outstanding (including, for such purposes, all shares issuable upon conversion of any then outstanding Series E 6% Cumulative Convertible Preferred Stock of the Registrant (the "Series E Preferred") and upon exercise of an adjustment warrant held by the holder of the Series E Preferred, but excluding any shares of Company Stock issued upon exercise of options outstanding as of the date of the Merger Agreement) as of the Effective Time (the "Exchange Ratio"), subject to adjustment as set forth in the Merger Agreement. In addition, each share of Series E Preferred issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive a number of shares of divine's Class A common stock equal to the product of the Exchange Ratio multiplied by the number of shares of the Registrant's Common Stock into which such shares of Series E Preferred is then convertible at the then applicable conversion ratio for such Series E Preferred. Furthermore, each outstanding option and warrant to purchase the Registrant's Common Stock will be converted into an option or warrant to purchase the number of shares of divine's Class A common stock equal to the number of shares of the Registrant's Common Stock subject to such option or warrant multiplied by the Exchange Ratio, and the associated exercise price will be adjusted accordingly. A copy of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1.

         In connection with the Merger Agreement, the Registrant and divine also entered into a Credit Agreement, pursuant to which divine has made an initial loan to the Registrant of $5,000,000 and will, upon request, make additional loans to the Registrant of $1,500,000 per month beginning in October 2001 and $2,500,000 per month beginning in January 2002 through March 2002, subject to the earlier consummation of the Merger. A copy of the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1

         The Merger is expected to close in the fourth quarter of 2001 or the first quarter of 2002, and is subject to approval by the Registrant's and, if necessary, divine's stockholders and satisfaction of customary closing conditions.

         In connection with the Merger Agreement, certain stockholders of the Registrant entered into stockholders agreements with divine pursuant to which such stockholders agreed to vote

                                      -2-

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their shares of the Registrant's Common Stock held by them, representing in the aggregate approximately 11.6% of the outstanding shares of the Registrant's Common Stock, in favor of the adoption of the Merger Agreement and the approval of the Merger. In addition, certain stockholders of divine are expected to enter into stockholders agreements with the Company pursuant to which such stockholders agreed to vote their shares of divine's Class A common stock held by them, representing in the aggregate approximately 24% of divine's outstanding Class A common stock, in favor of the issuance of shares of divine's Class A common stock in connection with the Merger.

         divine issued a press release dated August 16, 2001 with respect to the Merger. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

         The Registrant also issued a press release regarding the modification of the terms of its Series E 6% Cumulative Convertible Preferred Stock. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.3.

         In connection with the Merger, on August 15, 2001, the Registrant amended its Rights Agreement, dated January 26, 1998 (as amended, the "Rights Agreement"), between the Registrant and Fleet National Bank (formerly known as BankBoston N.A.) as Rights Agent. The description and terms of the amendment are set forth in Amendment No. 4 to the Rights Agreement which is attached to this Current Report on Form 8-K as Exhibit 4.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c) EXHIBITS

EXHIBIT NO.      DESCRIPTION

 2.1 Agreement and Plan of Merger, dated August 15, 2001, by and among divine, inc., DI1 Acquisition Company and the Registrant. (Exhibits to the Agreement and Plan of Merger have been omitted but will be provided upon request).

 4.1 Amendment No. 4 to Rights Agreement, dated January 26, 1998, as amended, between the Registrant and the Rights Agent.

99.1 Credit Agreement, dated August 15, 2001, between divine, inc. and the Registrant.

99.2             Press Release, dated August 16, 2001, relating to the Merger.

99.3 Press Release, dated August 16, 2001, relating to the change in Series E Preferred Stock terms.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2001                       OPEN MARKET, INC.

                                             By: /s/ Edward Durkin
                                                 ------------------------------
                                                 Edward Durkin
                                                 Vice President and
                                                 Chief Financial Officer

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